UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 26, 2018 (Date of earliest event reported)
ACOLOGY, INC. (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2018, the Registrant entered into an Asset Purchase Agreement, dated as of April 16, 2018, by and the Registrant and Mark Hainbach (the “APA”), whereunder, among other things, the Registrant has agreed to acquire from Mr. Hainbach and certain entities that he controls, and Mr. Hainbach has agreed to sell, assign and transfer to the Registrant, and to cause these entities to sell assign and transfer to the Registrant, certain patents and a patent application, a trademark and an internet domain in consideration of the delivery to him of 263,125,164 shares of the Registrant’s common stock, comprising approximately 5% of the Registrant’s outstanding common stock (the “Shares”).

The patents and patent application are:

1.	United States Patent US 8,695,906 B2, granted April 15, 2014, relating to a Combination Herb Storage, Grinder and Pouring Container

2.	United State Design Patent US D689,347 S, granted September 10, 2013, relating to a Combination Herb Storage, Grinder and Pouring Container

3.	Canadian Patent Application No. 2,853,094, entitled Combination Herb Storage, Grinder and Pouring Container, National Phase of PCT/US2012/061498 lnt'l, filed October 23, 2012, any amendments thereto and any patents resulting therefrom

4.	European Patent Application No. 12844086.4, Combination Herb Storage, Grinder and Pouring Container National Phase of PCT/US2012/061498 Int’l, filed October 23, 2012

Since the signing of the APA, the Canadian Patent Application described above has been granted.

The trademark is United States Trademark Reg. No. 4,417,463, granted October 15, 2013, relating to the trademark “MedTainer.”

The internet website is named “Medtainer.com.”

All of the above property is related to the Registrant’s principal product, the Medtainer®, which, in the fiscal year ended December 31, 2017, accounted for 78% of the Registrant’s operating revenue.

The Shares will be restricted securities. In the event that that the certificates representing the Shares, which will be legended to indicate that they are restricted securities, are not exchanged for certificates without such legend 6 months after the closing under the APA (the “Closing”), the transactions under the APA will be unwound, such that the Shares will be returned to the Registrant and the assets transferred to the Registrant pursuant to the APA will be returned to the persons who transferred them to the Registrant. To that end, the Shares and the instruments returning said assets will be held in escrow. Because the Registrant is a former shell company, certificates without such legend will not be issued unless it is current in its reporting requirements under the Securities Exchange Act of 1934. The Registrant is now current in such requirements and believes that it will continue so to be current at all times. The resale of the Shares by Mr. Hainbach is subject to the limitations that (i) he may sell, beginning 6 months after the Closing, one-sixteenth of the Shares in any calendar quarter, on a noncumulative basis and (ii) he may sell only 60,000,000 shares until the first anniversary of the Closing.

Medtainers® are manufactured by Polymation LLC (“Polymation”), a company controlled by Mr. Hainbach, under the United States patents identified above and sold to the Registrant’s wholly owned subsidiary, D&C Distributors, LLC (“D&C”), under a Distributorship Agreement, dated as of August 13, 2013, by and between Polymation and D&C (the “2013 Distributorship Agreement”). D&C is currently required to purchase 30,000 Medtainers® per month. The number of units and the price therefor is subject to increase. Upon the Closing, the 2013 Distributorship Agreement will be terminated and will be replaced by a Production Agreement between Polymation and the Registrant (the “Production Agreement”), under which the Registrant will be required to purchase no less than 30,000 units per month at a higher price. The number of units required to be purchased will increase by 10% on each anniversary of the effective date of the Production Agreement, but the price per unit will not change. The Production Agreement will expire on April 30, 2031. The Registrant will have the option to terminate the Production Agreement, provided that the Shares may be publicly sold under the exemption from registration afforded by Rule 144 or another exemption from such registration, without any restriction as to volume otherwise than as provided in the APA, upon Registrant’s payment to Polymation of $400,000.00. Upon such termination, the molds used in manufacturing Medtainers® will be transferred to the Registrant.

The Registrant intends to terminate the Production Agreement as soon as it is permitted to do so and it has funds required to do so. The Registrant does not now have such funds available and can give no assurance that it will be able to obtain them.

The Registrant believes that the difference between the cost of manufacturing Medtainers® and the amount that the Registrant is and will be paying Polymation for them is substantial. In the event that Registrant terminates the Production Agreement and manufactures Medtainers® in-house, its operating costs will decrease by the amount of this difference, provided that the Registrant’s production costs are the same as Polymation’s. However, the Registrant will need to acquire the equipment necessary to manufacture Medtainers® and be ready to manufacture Medtainers® before terminating the production Agreement. Until the Registrant terminates the Production Agreement, it will be paying more for Medtainers® than it is paying under the 2013 Distributorship Agreement. Thus, until the Production Contract is terminated, the Registrant’s operating costs will increase over those before the Closing.

To the extent that the Registrant is able to sell more Medtainers® than it will be required to purchase under the Production Contract, it will be able to manufacture them in-house or acquire them from a third party, but unless the number of Medtainers® that it is not required to purchase under the Production Contract is substantial, doing so may not be cost-effective. The Registrant will be able to obtain Medtainers® without relying on Polymation. The Registrant intends to continue its efforts to sell Medtainers® globally, which, if successful, would increase demand for Medtainers® and could cause increase sales volume so as to their production at one or more of the Registrant’s facilities to be cost-effective. As a consequence of the Registrant’s acquisition of the patents and the trademark, it will be able to defend the Medtainer® against infringement and counterfeiting more effectively than at the present time. The Registrant believes that such acquisition will enable it to invite larger companies to explore the possibility of strategic partnerships, expand into other container markets and diversify into associated and\or new markets.

A copy of the APA is filed with this report and is incorporated herein by reference. The description of the APA set forth above is qualified in its entirety by such reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

Exhibit	Description	Method of Filing
10.1	Asset Purchase Agreement, dated as of April 26, 2018, by and between the Registrant and Mark Hainbach	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACOLOGY, INC.

By:  /s/ Curtis Fairbrother

Chief Executive Officer

Date: May 3, 2018